UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

RIO VISTA ENERGY PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	98526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 18, 2009, Rio Vista Energy Partners L.P. (“Rio Vista”) received a letter from the Nasdaq Stock Market (“Nasdaq”) staff indicating that since Nasdaq did not receive Rio Vista’s Report on Form 10-Q for the period ended June 30, 2009 (June 2009 Delinquent Filing), Rio Vista was not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing on The Nasdaq Capital Market. Rio Vista previously disclosed in its Current Report on Form 8-K filed on August 17, 2009 that the filing of its June 30, 2009 Form 10-Q was going to be delayed. As previously reported, Nasdaq has informed Rio Vista that it is delinquent in connection with Rio Vista’s March 31, 2009 Form 10-Q (Initial Delinquent Filing) and Nasdaq is currently reviewing Rio Vista’s plan to regain compliance with the Initial Delinquent Filing (March 2009 Plan). If the March 2009 Plan is accepted by Nasdaq, Nasdaq may grant Rio Vista an extension until November 11, 2009, to satisfy the deficiencies in the Initial Delinquent Filing.

In connection with the June 2009 Delinquent Filing, Nasdaq has provided Rio Vista until October 19, 2009 to submit its plan to regain compliance (June 2009 Plan) and if the June 2009 Plan is approved, Nasdaq may provide an extension of up to 180 calendar days from the due date of the Initial Delinquent Filing, or November 11, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of August 20, 2009 announcing that its receipt of the Nasdaq notification letter regarding Rio Vista’s non-compliance with Nasdaq Marketplace rule 5250(c)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: August 24, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 20, 2009.